Exhibit 99.2

Exhibit 99.2

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS)

($ in millions after-tax, except Per Share) 2nd Quarter 2005 2nd Quarter 2004

After-tax Per Share After-tax Per Share

Net Income (Loss) $(83) $(0.41) $47 $0.23

Discontinued Operations-Papers & related 70 0.35 27 0.13

Debt Retirement 56 0.28 0 0.00

Restructuring 6 0.03 4 0.02

Net Income (Loss) before Other Items $49 $0.25 $78 $0.38

Less Gains on Sales of Forestlands 1 0.01 12 0.06

Net Income (Loss) before Other Items & Land Sales $48 $0.24 $66 $0.32

($ in millions after-tax, except Per Share) 6 Months 2005 6 Months 2004

After-tax Per Share After-tax Per Share

Net Income (Loss) $(89) $(0.44) $45 $0.22

Discontinued Operations-Papers & related 93 0.46 55 0.27

Debt Retirement 56 0.28 0 0.00

Restructuring 9 0.05 11 0.05

Net Income (Loss) before Other Items $69 $0.35 $111 $0.54

Less Gains on Sales of Forestlands 25 0.13 53 0.26

Net Income (Loss) before Other Items & Land Sales $44 $0.22 $58 $0.28

Second Quarter 2005

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